AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the ________ day of November, 1999 by and between CONCURRENT COMPUTER CORPORATION, a Delaware corporation with its corporate headquarters in Georgia ("Company"), and STEVE G. NUSSRALLAH ("Employee").

     WHEREAS, the Company and Employee have entered into an Employment Agreement dated as of November 17, 1998 (the "Original Agreement"); and

     WHEREAS, the Company and Employee desire to amend and restate the Original Agreement and thereby to replace and supercede it with this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   EMPLOYMENT.  The  Company  hereby  employs  Employee,  and  Employee
          ----------
hereby  accepts  employment,  upon  the  terms of and subject to this Agreement.

     2.   TERM.  The  term  ("Term") of this Agreement shall commence and this
          ----
Agreement shall become effective as of the date hereof, and shall continue until otherwise terminated by either party at any time in accordance with the terms hereof.

     3.   DUTIES.  During  his  employment  hereunder  from  the  date  hereof
          ------
through December 31, 1999, Employee shall serve as the President and Chief Operating Officer of the Company. In such capacity, Employee shall have responsibility for the day-to-day operations of the Company, subject to the authority and control of the Chief Executive Officer of the Company. The Company shall take such actions as necessary to appoint Employee as a member of the Board of Directors of the Company effective on the date hereof or as soon thereafter as practicable. Commencing January 1, 2000, Employee shall serve as the President and Chief Executive Officer of the Company. In such capacity, Employee shall have general and active charge of the business and affairs of the Company, and responsibility for the day-to-day operations of the Company, subject to the authority and control of the Board of Directors of the Company. Throughout the term of employment hereunder, the Employee shall devote his full time and undivided attention during normal business hours to the business and affairs of the Company, as appropriate to his duties and responsibilities hereunder, except for reasonable vacations and illness or other disability, but nothing in this Agreement shall preclude the Employee from devoting reasonable periods required for serving as a director or member of any advisory committee of not more than two (at any time) "for profit" organizations involving no conflict of interest with the interests of the Company (subject to approval by the Board of Directors, which approval shall not be unreasonably withheld), or from engaging in charitable and community activities, or from managing his personal investments, provided such activities do not materially interfere with the performance of his duties and responsibilities under this Agreement.

     4.   COMPENSATION.
          ------------

          a. Salary: Employee shall be paid an initial salary of $280,000 per year, payable in equal installments not less than monthly. Commencing January 1, 2000, Employee shall be paid a salary of $318,000 per year payable in equal installments not less than monthly. The Employee's salary shall be reviewed at least annually.

          b. Stock Option/Bonus: In addition to salary, Employee shall be entitled to participate in the Company's Stock Option Plan (the "Stock Option Plan") and Employee was granted an option (herein "Option # 1") to purchase 1,000,000 shares of common stock of the Company (such number to be subject to adjustment as provided in section 5, paragraph 3, of the Stock Option Plan), such grant occurring on November 17, 1998. The per share exercise price of the option was the fair market value of the Company's common stock as of the date of grant ($2.75), and the option vests in three equal annual installments over the three-year period that commenced November 17, 1998. The Employee was also granted a long-term option (herein "Option # 2") to purchase up to 250,000 shares of common stock of the Company, such grant occurring on November 17, 1998, at an exercise price equal to the fair market value of a share of common stock as of the date of grant ($2.75), and the option shall vest in its entirety on November 17, 2001, and the Employee has also been granted an option (herein "Option # 3") to purchase up to 50,000 shares of common stock of the Company, such grant occurring on August 17, 1999, at an exercise price equal to the fair market value of a share of common stock as of the date of grant ($8.00), and the option shall vest in three equal annual installments over the three year period that commenced on August 17, 1999. Further, Employee has been and will be provided with an annual bonus opportunity with an initial target bonus for Employee of $150,000, representing 60% of Employee's prior annual salary under the Original Agreement (hereafter the "Executive Bonus Plan"), the actual amount to be paid depending upon the degree of achievement of various objectives. Commencing January 1, 2000, Employee shall be provided with an annual bonus opportunity of 65% of Employee's annual salary as set forth in Paragraph 4.a above, the actual amount to be paid depending upon the degree of achievement of various objectives. The objectives for each year and other terms and conditions of the bonus opportunity shall be established by the Board of Directors or a committee thereof and shall be reasonably consistent with the business plan of the Company for such year, or portion thereof, established in advance. The target bonus opportunity may be increased to no more than an additional 100% for superior performance as defined and determined under the Executive Bonus Plan.

          c. Insurance: During his employment hereunder, Employee shall be entitled to participate in such health, life, disability and other insurance programs, if any, that the Company may offer to other key executive employees of the Company from time to time.

          d. Other Benefits: During his employment hereunder, Employee shall be entitled to such other benefits, if any, that the Company may offer to other key executive employees of the Company from time to time. Certain other benefits are described on Schedule A hereto. In addition, the Company and Employee have entered into an Indemnification Agreement in the form the Company may enter into with other key executive employees of the Company from time to time.

          e. Vacation: Employee shall be entitled to four weeks vacation leave (in addition to holidays) in each calendar year during the Term, or such additional amount as may be set forth in the vacation policy that the Company shall establish from time to time.

          f. Expense Reimbursement: Employee shall, upon submission of appropriate supporting documentation, be entitled to reimbursement of reasonable out-of-pocket expenses incurred in the performance of his duties hereunder in accordance with policies established by the Company. Such expenses shall include, without limitation, reasonable entertainment expenses, gasoline and toll expenses and cellular phone use charges, if such charges are directly related to the business of the Company.

     5.   GROUNDS  FOR  TERMINATION.  The Company may terminate this Agreement
          -------------------------
for Cause. As used herein, "Cause" shall mean any of the following: (a) the Employee (1) has been convicted of a felony, or (2) has been held liable to the Company by a court of competent jurisdiction for a breach of fiduciary duty, tort or other violation of law, which results in a material adverse affect on the Company; or (b) the Employee (i) has willfully and grossly neglected his duties as set forth under this Agreement, or (ii) has intentionally failed to observe specific written directives or policies of the President and Chief Executive Officer or the Board of Directors, which directives or policies were consistent with his positions, duties and responsibilities hereunder and did not violate applicable law, and which neglect or failure had, or will have, a material adverse effect on the Company. Prior to any termination for Cause, the Employee shall be given written notice (the "Cause Notification") by the Board of Directors which notice shall set forth (1) the specific action(s) or inaction(s) which constitute "Cause" under this Agreement, (2) that the Company intends to terminate the Employee's employment for Cause under this Section 5 unless the Employee takes remedial action (as set forth below), and (3) the remedial action(s) which the Company would accept. Within 15 days of his receipt of such Cause Notification, the Employee shall have the right to have a meeting with the Board of Directors to discuss such specific actions or omissions. Within 30 days after receipt of such Cause Notification (or such later date as the Board may determine in good faith and communicate to Employee), but in no event less than a reasonable period after the receipt of the Cause Notification by the Employee (the "Remedy Period"), the Employee shall have the opportunity to remedy the situation. In the event that the Employee is terminated following the Remedy Period, the Employee shall be furnished as of his date of termination an additional written notice specifying (1) his date of termination, (2) each and every reason for the Employee's termination for Cause by the Company, and (3) each and every reason that the Company does not accept the remedial action taken by the Employee. To the extent that the Employee incurs legal expenses by seeking the advice and representation of legal counsel to respond to a Cause Notification for an event listed in clause (b) above (but not clause (a) above) or to respond to a subsequent termination of the Employee for such Cause under this Agreement (including, but not limited to, any legal action against the Company challenging such termination), the Employee shall be entitled to reimbursement by the Company of all such legal expenses incurred by the Employee up to a maximum aggregate amount of $100,000. In the event that the Company terminates the employment of the Employee for Cause in accordance with the provisions of this Paragraph 5, then the provisions of Paragraph 7 of this Agreement shall apply.

     6.   TERMINATION  BY  EMPLOYEE  FOR  GOOD REASON.  Employee may terminate
          -------------------------------------------
this Agreement and his employment with the Company (including its subsidiaries) at any time with Good Reason. "Good Reason" shall exist if:

          a. the Company demotes or otherwise elects or appoints the Employee to lesser offices than set forth in Section 3, or fails to elect or appoint him to such; provided, however, that it shall not constitute Good Reason for Employee to terminate this Agreement or his employment if Employee is not elected or re-elected to, or is removed from, the Board of Directors of the Company by its shareholders pursuant to the Company's Articles of Incorporation or Bylaws or otherwise as permitted by law.

          b. the Company causes a material change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to the Employee's positions as described in Section 3;

          c. the Company causes Employee to relocate more than 50 miles from Atlanta, Georgia;

          d. the Company decreases the Employee's compensation below the levels provided for by the terms of Section 4 (taking into account increases made from time to time in accordance with Section 4);

          e. the Company materially reduces the Employee's benefits under any employee benefit plan, program or arrangement of the Company (other than a change that affects all employees similarly situated) from the level in effect upon the Employee's commencement or participation;

          f. the Company commits any other material breach of the provisions of this Agreement (except those set forth in Paragraph 4.a) and employee provides at least 15 days' prior written notice to at least two members of the Company's Board of Directors of the existence of such breach and his intention to terminate this Agreement (no such termination shall be effective if such breach is cured during such period);

          g. the Company fails to comply with the provisions of Paragraph 4.a. for an uninterrupted 10 day period; or

          h. in the event the Company fails to dispose of its real-time division by January 1, 2000 and the Company fails to complete a public offering by June 15, 2000, raising at least $40,000,000, with respect to the Video-on-Demand division, whereby, 1) the Video-on-Demand division is spun off from the Company and becomes a publicly traded company, and 2) the Employee shall become the CEO of the new video-on-demand public company.

In the event that the Employee terminates his employment in accordance with the provisions of this Paragraph 6, then the provisions of Paragraph 8 of this Agreement shall apply.

     7.   PAYMENT  AND  OTHER  PROVISIONS  FOR  TERMINATION  FOR  CAUSE  OR BY
          --------------------------------------------------------------------
EMPLOYEE  WITHOUT  GOOD  REASON.  In  the  event  Employee's employment with the
-------------------------------
Company (including its subsidiaries) is terminated by the Company for Cause as provided in Paragraph 5 then, on or before Employee's last day of employment with the Company, the provisions of this Paragraph 7 shall apply. These same provisions shall apply if the Employee terminates his employment other than for Good Reason in accordance with the provisions of Paragraph 6 hereof.

          a. Compensation: The Company shall pay in a lump sum to employee such amount of compensation due Employee for services rendered to the Company, as well as compensation for unused vacation time, as has accrued but remains unpaid. Any and all other rights to compensation of any kind granted to Employee under this Agreement shall terminate as of the date of termination, except as may be otherwise required by statute.

          b. Noncompetition/Nonsolicitation Period: The provisions of Paragraphs 14 and 15 shall continue to apply with respect to Employee for a period of one year following the date of termination.

     8.   PAYMENT  AND  OTHER PROVISIONS FOR TERMINATION FOR GOOD REASON OR BY
          --------------------------------------------------------------------
THE  COMPANY  OTHER THAN FOR CAUSE.  In the event Employee's employment with the
----------------------------------
Company (including its subsidiaries) is terminated by the Company for any reason other than for Cause as provided in Paragraph 5 and other than as a consequence of Employee's death or disability, then the following provisions apply. These same provisions shall apply if Employee terminates his employment for Good Reason in accordance with the provisions of Paragraph 6 hereof, however, if the Employee exercises his right to terminate under section 6h above, the Employee agrees to give the Company at least 90 days notice of his intent to terminate his employment under such section 6h. The Employee may give such notice beginning March 15, 2000.

          a. Salary and Bonus Payments: On or before Employee's last day of employment with the Company, the Company shall promptly pay in a lump sum to Employee as compensation for services rendered to the Company a cash amount equal to twice (three times such sum in the case of a termination occurring during the period (a "Change of Control Period") beginning on the occurrence of a Change in Control (as defined in Paragraph 8.f. below) and ending on the third anniversary of such Change in Control) the sum of the amount of Employee's annual base salary and the target bonus under the Executive Bonus Plan as in effect immediately prior to his date of termination. At the election of the Company, the cash amount referred to in this Paragraph 8.a. may be paid to Employee in periodic installments in accordance with the normal salary payment procedures of the Company, except that for a termination occurring during a Change of Control Period, the cash amount referred to in this Paragraph 8.a. shall be paid in a single lump sum on the date of termination.

          b. Vesting of Options and Rights: Notwithstanding the vesting period provided for in the Stock Option Plan and related stock option agreements between the Company and Employee for stock options ("options") and stock appreciation rights ("rights") granted Employee by the Company, one-third of the options and stock appreciation rights provided to Employee under section 4b of this Agreement, excluding Option #3 and the portion of Option #1 and Option #2 which have already vested prior to termination, shall be exercisable upon termination of employment. In addition, Employee shall have the right to exercise such options and rights for the shorter of (i) one year (three years in the case of a termination occurring during a Change of Control Period) following his termination of employment or (ii) with respect to each option, the remainder of the period of exercisability under the terms of the appropriate documents that grant such options. However, notwithstanding the foregoing and the vesting period provided for in the Stock Option Plan and any related stock option agreements between the Company and Employee, all options and rights shall be fully vested and exercisable upon termination of employment occurring during a Change in Control Period, and the period of exercise shall be as described in the preceding sentence.

          c. Benefit Plan Coverage: The Company shall maintain in full force and effect for Employee and his dependents for two years after the date of termination, all life, health, accident, and disability benefit plans and other similar employee benefit plans, programs and arrangements in which Employee or his dependents were entitled to participate immediately prior to the date of termination, in such amounts as were in effect immediately prior to the date of termination, provided that such continued participation is possible under the general terms and provisions of such benefit plans, programs and arrangements.
In the event that participation in any benefit plan, program or arrangement described above is barred, or any such benefit plan, program or arrangement is discontinued or the benefits thereunder materially reduced, the Company shall arrange to provide Employee and his dependents for two years after the date of termination with benefits substantially similar to those that they were entitled to receive under such benefit plans, programs and arrangements immediately prior to the date of termination. If immediately prior to the date of termination the Company provided Employee with any club memberships, Employee shall be entitled to continue such memberships at his sole expense. Notwithstanding any time period for continued benefits stated in this Paragraph 8.c., all benefits in this Paragraph 8.c. will terminate on the date that Employee becomes an employee of another employer and eligible to participate in the employee benefit plans of such other employer. To the extent that Employee was required to contribute amounts for the benefits described in this Paragraph 8.c. prior to his termination, he shall continue to contribute such amounts for such time as these benefits continue in effect after termination.

          d. Savings and Other Plans: Except as otherwise more specifically provided herein or under the terms of the respective plans relating to termination of employment, Employee's active participation in any applicable savings, retirement, profit sharing or supplemental employment retirement plans or any deferred compensation or similar plan of the Company or any of its subsidiaries shall continue only through the last day of his employment. All other provisions, including any distribution and/or vested rights under such plans, shall be governed by the terms of those respective plans.

          e. Noncompetition/Nonsolicitation Period: The provisions of Paragraph 14 and 15 shall continue, beyond the time periods set forth in such paragraphs, to apply with respect to employee for the shorter of (x) twenty-four
(24) months following the date of termination or (y) until such time as the Company has failed to comply with the provisions of subparagraph 8.a. for an uninterrupted 10-day period and such failure is not cured within 15 days after written notice of such failure is delivered to at least two non-employee directors of the Company, provided, that in such circumstances, Employee shall remain entitled to exercise his rights under this Agreement. However, in the case of a termination occurring during a Change of Control Period, the provisions of Paragraphs 14 and 15 shall be without force and effect and shall not apply to Employee.

          f. For purposes of this Agreement, the term "Change of Control" shall mean:

                 i. The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Rule 13d-3 promulgated under the Exchange Act or any successor provision)(any of the foregoing described in this Paragraph 8.c.i. hereafter a "Person") of 33% or more of either (a) the then outstanding shares of Capital Stock of the Company (the "Outstanding Capital Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"), provided, however, that any acquisition by
(x) the Company or any of it subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any Person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act, to file a statement on Schedule 13D with respect to its beneficial ownership of Voting Securities, whether or not such Person shall have filed a statement on Schedule 13G, unless such Person shall have filed a statement on
Schedule 13D with respect to beneficial ownership of 33% or more of the Voting Securities or (z) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Capital Stock and Voting Securities, as the case may be, shall not constitute a Change of Control; or

                 ii. Individuals who, as of November 17, 1998, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to November 17, 1998 whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A, or any successor section, promulgated under the Exchange Act); or

                 iii. Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all holders of the Outstanding Capital Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination; or

                 iv. (a) a complete liquidation or dissolution of the Company or (b) a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Capital Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.

     9.   TERMINATION  BY  REASON  OF  DEATH.  If  Employee  shall  die  while
          -----------------------------------
employed by the Company and during the effective term of this Agreement, all Employee's rights under this Agreement shall terminate with the payment of such amounts of annual base salary as have accrued but remain unpaid and prorated amount of targeted bonus under the Executive Bonus Plan through the month in which his death occurs, plus six additional months of the fixed salary and targeted bonus. All benefits under Paragraphs 8.b. and 8.d. shall be extended to Employee's estate as described in such paragraphs. In addition, Employee's eligible dependents shall receive continued benefit plan coverage under Paragraph 8.c. for six months from the date of Employee's death.

     10.  TERMINATION BY DISABILITY.   Employee's employment hereunder may be
          -------------------------
terminated by the Company for disability. In such event, all Employee's rights under this Agreement shall terminate with the payment of such amounts of annual base salary as have accrued but remain unpaid as of the thirtieth (30th) day after such notice is given except that all benefits under Paragraphs 8.b., 8.c. and 8.d. shall be extended to Employee as described in such paragraphs, provided, however, that with respect to Paragraph 8.c., the period for continued benefit plan coverage shall be limited to six months from the date of termination. In addition, the noncompetition and nonsolicitation provisions of Paragraphs 14 and 15 shall continue to apply for a period of six months from the date of termination for disability. For purposes of this Agreement, "disability" is defined to mean that, as a result of Employee's incapacity due to physical or mental illness:

          a. Employee shall have been absent from his duties as an officer of the Company on a substantially full-time basis for six (6) consecutive months; and

          b. Within thirty (30) days after the Company notifies Employee in writing that it intends to replace him, Employee shall not have returned to the performance of his duties as an officer for the Company on a full-time basis. Such notice may be given by the Company at any time after Employee has been absent for a total of four consecutive months.

     11.  RETIREMENT.  Employee  shall  be  entitle  to  participate  in  the
          ----------
Company's Retirement Savings Plan and any other retirement plan hereafter made available to senior executive officers of the Company in accordance with the provisions thereof as in effect from time to time.

     12.  INDEMNIFICATION.  If  litigation  shall  be  brought  to enforce or
          ---------------
interpret any provision contained herein, the non-prevailing party shall indemnify the prevailing party for reasonable attorneys' fees (including those for negotiations, trial and appeals) and disbursements incurred by the prevailing party in such litigation, and hereby agrees to pay prejudgment interest on any money judgment obtained by the prevailing party calculated at the generally prevailing Nations Bank of Florida, N.A. (or any successor thereto) base rate of interest charge to its commercial customers in effect from time to time from the date that payments(s) to him should have been made under this Agreement.

     13.  NONCOMPETITION.
          --------------

          a. At all times during Employee's employment hereunder, and for such additional periods as may otherwise be set forth in this Agreement in reference to this Paragraph 13, Employee shall not, directly or indirectly, engage in any business, enterprise or employment, whether as owner, operator, shareholder, director, partner, creditor, consultant, agent or any capacity whatsoever that manufactures products designed to compete directly with products of the Company or markets such products anywhere in the world where the Company
(i) is engaged in business or (ii) has evidenced an intention of engaging in business. Employee acknowledges that he has read the foregoing and agrees that the nature of the geographical restrictions are reasonable given the international nature of the Company's business. In the event that these geographical or temporal restrictions are judicially determined to be unreasonable, the parties agree that the restrictions shall be judicially reformed to the maximum restrictions which are reasonable.

          b. Notwithstanding the provisions of the preceding Subparagraph, the Employee may accept employment with a company that would be deemed to be a competitor of the Company as described in the previous subparagraph ("Competitor"), so long as (i) the Competitor has had annual revenues of at least $1 billion in each of the prior two fiscal years, (ii) the Competitor's revenues for products and maintenance in direct competition with the Company do not exceed 50% of its total revenues, and (iii) the Employee's responsibilities are solely for divisions or subsidiaries of the Competitor that do not compete with the Company.

     14.  NONSOLICITATION  OF  EMPLOYEES  AND CUSTOMERS.  At all times during
          ---------------------------------------------
the Employee's employment hereunder, and for such additional periods as may otherwise be set forth in this Agreement, in reference to this Paragraph 14, the Employee shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) attempt to employ, employ or enter into any contractual arrangement with any employee or former employee of the Company, its affiliates, subsidiaries or predecessors in interest, unless such employee or former employee has not been employed by the Company, its affiliates, subsidiaries or predecessors in interest, during the six months prior to the Employee's attempt to employ him, or (b) call on or solicit any of the actual or targeted prospective customers of the Company or its affiliates, subsidiaries or predecessors in interest with respect to any matters related to or competitive with the business of the Company.

     15.  CONFIDENTIALITY.
          ---------------

          a. Nondisclosure: The Employee acknowledges and agrees that the Confidential Information (as defined below) is a valuable, special and unique asset of the Company's business. Accordingly, except in connection with the performance of his duties hereunder, the Employee shall not at any time during or subsequent to the term of his employment hereunder disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity any proprietary or confidential information relating to the Company or any information concerning the Company's financial condition or prospects, the Company's customers, the design, development, manufacture, marketing or sale of the Company's products or the Company's methods of operating its business
(collectively, "Confidential Information"). Confidential Information shall not include information which, at the time of disclosure, is known or available to the general public by publications or otherwise through no act or failure to act on the part of Employee.

          b. Return of Confidential Information: Upon termination of Employee's employment, for whatever reason and whether voluntary or involuntary, or at any time at the request of the Company, Employee shall promptly return all Confidential Information in the possession or under the control of Employee to the Company and shall not retain any copies or other reproductions or extracts thereof. Employee shall at any time at the request of the Company destroy or have destroyed all memoranda, notes, reports, and documents, whether in "hard copy" form or as stored on magnetic or other media, and all copies and other reproductions and extracts thereof, prepared by Employee and shall provide the Company with a certificate that the foregoing materials have in fact been returned or destroyed.

          c. Books and Records: All books, records and accounts whether prepared by Employee or otherwise coming into Employee's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of Employee's employment hereunder or upon the Company's request at any time.

     16.  INJUNCTION/SPECIFIC PERFORMANCE/SETOFF.  Employee acknowledges that
          --------------------------------------
a breach of any of the provisions of Paragraphs 13, 14, or 15 hereof would result in immediate and irreparable injury to the Company which cannot be adequately or reasonably compensated at law. Therefore, Employee agrees that the Company shall be entitled, if any such breach shall occur or be threatened or attempted, to a decree of specific performance and to a temporary and permanent injunction, without the posting of a bond, enjoining and restraining such breach by Employee or his agents, either directly or indirectly, and that such right to injunction shall be cumulative to whatever other remedies for actual damages to which the Company is entitled. Employee further agrees that the Company may set off against or recoup from any amounts due under this Agreement to the extent of any losses incurred by the Company as a result of any breach by Employee of the provisions of Paragraphs 13, 14 or 15 hereof.

     17.  SEVERABILITY.  Any  provision  in this Agreement that is prohibited
          ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, by ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     18.  SUCCESSORS:  This  Agreement  shall  be  binding  upon Employee and
          ----------
inure to the benefit of the Company and any permitted successor of the Company. Neither this Agreement nor any rights arising hereunder may be assigned or pledged by Employee or anyone claiming through Employee; or by the Company, except to any corporation which is the successor in interest to the Company by reason of a merger, consolidation or sale of substantially all of the assets of the Company. The foregoing sentence shall not be deemed to have any effect upon the rights of Employee upon a Change of Control.

     19.  CONTROLLING  LAW:  This Agreement shall in all respects be governed
          ----------------
by,  and  construed  in  accordance  with,  the  laws  of  the State of Georgia.

     20.  NOTICES:  Any  notice  required  or permitted to be given hereunder
          -------
shall be written and sent by registered or certified mail, telecommunicated or hand delivered at the address set forth herein or to any other address of which notice is given:

     TO  THE  COMPANY:          CONCURRENT  COMPUTER  CORPORATION
                                4375  RIVER  GREEN  PARKWAY
                                DULUTH,  GEORGIA  30096

     TO  THE  EMPLOYEE:         STEVE  G.  NUSSRALLAH
                                605  BUTTERCUP  TRACE
                                ALPHARETTA,  GEORGIA  30022

     21.   ENTIRE  AGREEMENT.  This Agreement constitutes the entire agreement
           -----------------
between the parties hereto on the subject matter hereof and may not be modified without the written agreement of both parties hereto. As such, this Agreement completely replaces and supercedes the Original Agreement.

     22.   WAIVER.  A  waiver  by any party of any of the terms and conditions
           ------
hereof  shall  not  be  construed  as  a  general  waiver  by  such  party.

     23.   COUNTERPARTS.     This  Agreement  may be executed in counterparts,
           ------------
each of which shall be deemed an original and both of which together shall constitute a single agreement.

     24.   INTERPRETATION.  In  the event of a conflict between the provisions
           --------------
of this Agreement and any other agreement or document defining rights and duties of Employee or the Company upon Employee's termination, including the Original Agreement, the rights and duties set forth in this Agreement shall control.

     25.   CERTAIN  LIMITATIONS  ON  REMEDIES.  Paragraph  7.b  provides  that
           ----------------------------------
certain payments and other benefits shall be received by Employee upon the termination of Employee by the Company other than for Cause and states that these same provisions shall apply if Employee terminates his employment in accordance with the provisions of paragraph 6 hereof. It is the intention of this Agreement that if the Company terminates Employee other than for Cause (and other than as a consequence of Employee's death, disability or normal retirement) or if Employee terminates his employment in accordance with the provisions of paragraph 6 hereof, then the payments and other benefits set forth in Paragraph 7.b shall constitute the sole and exclusive remedies of Employee. This Paragraph 25 shall have no effect upon the provisions of Paragraph 8 of this Agreement.

     IN WITNESS WHEREOF, this Employment Agreement has been executed by the parties as of the date first above written.



CONCURRENT  COMPUTER  CORPORATION                      EMPLOYEE


/S/ E. Courtney Siegel                                 /S/ Steve  G.  Nussrallah
----------------------                                 -------------------------
E. Courtney Siegel                                     Steve  G.  Nussrallah
Chairman, President and Chief Executive Officer



                                                                        555839.4

                                   SCHEDULE A



                                 OTHER BENEFITS
                                 --------------



1. Use of golf club membership maintained by the Company at a private country club to be designated by Employee. The initiation fee for such membership should not exceed $70,000 without the approval of the Board.



2. Commencing January 1,2000, first class tickets on airlines when travelling on Company business.